Exhibit 12.1
UNITED COMMUNITY BANKS, INC.
RATIO OF EARNINGS TO FIXED CHARGES (Regulation S-K 503 (d))

			UCBI		UCBI		UCBI		UCBI		UCBI		UCBI		UCBI		UCBI		UNITED		UNITED		UNITED		UNITED		UNITED
			ACTUAL		LASTYR		LASTYR		LASTYR_1		LASTYR_2		LASTYR_3		LASTYR_4		LASTYR_5		LASTYR_6		LASTYR_7		LASTYR_8		LASTYR_9		LASTYR_10
			M.YTD		M.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD		Y.YTD
			06/30/09		06/30/08		12/31/08		12/31/07		12/31/06		12/31/05		12/31/04		12/31/03		12/31/02		12/31/01		12/31/00		12/31/99		12/31/98
EARNINGS
+Pre-tax income from continuing operations	800300	Earnings before Taxes	(151,186)		35,915		(101,115)		89,592		108,437		88,403		71,488		58,485		49,906		40,762		21,083		23,127		20,301
+ Fixed charges			96,394		118,586		230,528		277,614		209,871		128,369		75,517		71,197		76,973		101,562		116,996		90,481		64,619
+ Amortization of capitalized interest	NA		—		—		—		—		—		—		—		—		—		—		—		—		—
- Capitalized interest	NA		—		—		—		—		—		—		—		—		—		—		—		—		—
- Preferred TARP dividends (pre-tax equivalent)	283018	Dividends Paid TARP Preferred	(6,923)		—		(962)		—		—		—		—		—		—		—		—		—		—
- Preferred TARP accretion (pre-tax equivalent)	283019	Discount Accretion TARP Preferred	(931)		—		(127)		—		—		—		—		—		—		—		—		—		—
- Preferred dividends (pre-tax equivalent)	283015	Dividends Paid Preferred Stock	(12)		(12)		(24)		(28)		(30)		(36)		(26)		(101)		(159)		(186)		(66)		—		—

Total earnings			(62,658)		154,489		128,300		367,178		318,278		216,736		146,979		129,581		126,720		142,138		138,013		113,608		84,920
Interest on deposits			79,051		99,145		198,301		229,591		169,297		86,953		50,159		47,952		57,231		79,290		94,399		71,223		57,598

Total earnings exc. deposit int.			(141,709)		55,344		(70,001)		137,587		148,981		129,783		96,820		81,629		69,489		62,848		43,614		42,385		27,322

FIXED CHARGES
+ Interest expensed	499990	Interest Expense	88,005		117,985		228,265		276,434		208,815		127,428		74,794		70,600		76,357		100,874		116,591		90,242		64,471
+ Interest capitalized	NA		—		—		—		—		—		—		—		—		—		—		—		—		—
+ Interest included in rental expense			523		589		1,150		1,152		1,026		905		697		496		457		502		339		239		148
+ Preferred TARP dividends (pre-tax equivalent)	283018	Dividends Paid TARP Preferred	6,923		—		962		—		—		—		—		—		—		—		—		—		—
+ Preferred TARP accretion (pre-tax equivalent)	283019	Discount Accretion TARP Preferred	931		—		127		—		—		—		—		—		—		—		—		—		—
+ Preferred dividends (pre-tax equivalent)	283015	Dividends Paid Preferred Stock	12		12		24		28		30		36		26		101		159		186		66		—		—

Total fixed charges			96,394		118,586		230,528		277,614		209,871		128,369		75,517		71,197		76,973		101,562		116,996		90,481		64,619
Interest on deposits			79,051		99,145		198,301		229,591		169,297		86,953		50,159		47,952		57,231		79,290		94,399		71,223		57,598

Total fixed charges exc. deposit int.			17,343		19,441		32,227		48,023		40,574		41,416		25,358		23,245		19,742		22,272		22,597		19,258		7,021

RATIO OF EARNINGS TO FIXED CHARGES
Including interest on deposits			(.65	)x	1.30	x	.56	x	1.32	x	1.52	x	1.69	x	1.95	x	1.82	x	1.65	x	1.40	x	1.18	x	1.26	x	1.31	x

Excluding interest on deposits			(8.17	)x	2.85	x	(2.17	)x	2.87	x	3.67	x	3.13	x	3.82	x	3.51	x	3.52	x	2.82	x	1.93	x	2.20	x	3.89	x

DEFICIENCY (503(d) 1(A)) with deposit int			159,052		—		102,228		—		—		—		—		—		—		—		—		—		—
DEFICIENCY (503(d) 1(A)) without deposit int			159,052		—		102,228		—		—		—		—		—		—		—		—		—		—
Building rent paid	713010	Building - Rental	863		925		1,776		1,897		1,608		1,257		964		856		720		494		343		245		309
Building rent received	713020	Building - Rental Rev Rcvd	(245)		(193)		(418)		(332)		(216)		(208)		(201)		(249)		(219)		(61)		—		—		—
Computer lease expense	720020	Computer Lease Expense*	—		—		—		—		—		—		—		—		—		—		15		15		7
Lease payments for FF&E	720079	Lease Payments - FFE.	952		1,034		2,092		1,891		1,687		1,665		1,328		881		869		1,072		658		457		127

Total rental expense			1,569		1,767		3,450		3,455		3,079		2,714		2,090		1,488		1,370		1,505		1,016		717		443

Amount of finance charge included in rent (assumed to be 1/3 of lease payment)			523		589		1,150		1,152		1,026		905		697		496		457		502		339		239		148

Interest on customer deposits	409990	Deposit Expense	67,833		89,446		174,533		213,030		154,956		77,401		41,780		41,891		53,317		75,707		91,044		69,935		57,598
Interest on brokered deposits	420060	Brokered CD Interest Expense	14,206		9,388		23,123		16,471		14,298		9,552		8,379		6,061		3,914		3,583		3,355		1,288		—
Interest on brokered deposits—Hedge	420061	FAS 138 FMV Adj - CDs	(3,159)		(473)		(1,023)		(52)		43		—		—		—		—		—		—		—		—
Interest on CDARS one-way buy	420105	Int Exp - CDARS OWB	171		784		1,668		142		—		—		—		—		—		—		—		—		—

Total deposit interest expense			79,051		99,145		198,301		229,591		169,297		86,953		50,159		47,952		57,231		79,290		94,399		71,223		57,598